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                                                               Exhibit 23.5


                         [KPMG Peat Marwick LLP Letterhead]

                          INDEPENDENT ACCOUNTANT'S CONSENT


The Board of Directors
Wells Fargo & Company


We consent to the incorporation by reference in the Joint Proxy Statement-Prospectus included in the registration statement (No. 333-XXXX) on Form S-4 of Norwest Corporation of our report dated January 19, 1998 with respect to the consolidated balance sheet of Wells Fargo & Company and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 annual report incorporated by reference in the 1997 Form 10-K of Wells Fargo & Company, and to the references to our firm under the headings "THE MERGER" and "EXPERTS" in the Joint Proxy Statement-Prospectus.



/s/ KPMG Peat Marwick LLP

San Francisco, California
September 11, 1998